UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2022

Arbor Rapha Capital Bioholdings Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40967	82-2427174
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Earle Ovington Blvd. Suite 900 Uniondale, NY	11553
(Address of principal executive offices)	(Zip Code)

(516) 506-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	ARCKU	The Nasdaq Stock Market
Class A common stock, par value $0.0001 per share	ARCK	The Nasdaq Stock Market
Redeemable warrants, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50	ARCKW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K under the headings “Proposal 1” and “Proposal 2” is incorporated by reference into this Item 5.03 to the extent required herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Special Meeting

On December 8, 2022, Arbor Rapha Capital Bioholdings Corp. I, a Delaware corporation (the “Company”, “we” or “our”), held a special meeting (the “Special Meeting”) in person, at which holders of 18,939,649 ordinary shares, comprised of 14,627,149 shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), and 4,312,500 shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock”, collectively with the Class A Common Stock, the “Common Stock”), were present in person or by proxy, representing approximately 87.83% of the voting power of the 21,562,500 issued and outstanding shares of the Company’s Common Stock, comprised of (i) 17,250,000 shares of Class A Common Stock and (ii) 4,312,500 shares of Class B Common Stock, entitled to vote at the Special Meeting at the close of business on October 28, 2022, which was the record date (the “Record Date”) for the Special Meeting. The Company’s stockholders of record as of the close of business on the Record Date are referred to herein as “Stockholders.”

Proposal 1

The Stockholders approved, by special resolution, the proposal to amend the Company’s Amended and Restated Certificate of Incorporation ( the “Certificate of Incorporation”) to extend the date by which the Company must either (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company with one or more businesses, which we refer to as our “initial Business Combination”, or (ii) cease its operations, except for the purpose of winding up if it fails to complete such initial Business Combination, and redeem all of the Company’s shares of Class A Common Stock, and all of its shares of Class B Common Stock, included as part of the units sold in the Company’s initial public offering that was consummated on November 2, 2021, from February 2, 2023 to August 2, 2023 (the “Extension Amendment”). The voting results for such proposal were as follows:

For	Against	Abstain	Broker Non-Votes
18,573,809	365,840	0	0

On December 9, 2022, to effectuate the Extension Amendment, the board of directors of the Company (the “Board”) filed with the Secretary of State of the State of Delaware the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter Amendment”). The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by the terms of the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Proposal 2

The Stockholders approved, by special resolution, the proposal to amend the Company’s Certificate of Incorporation to eliminate from the Certificate of Incorporation the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934) of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Redemption Limitation Amendment”). The voting results for such proposal were as follows:

For	Against	Abstain	Broker Non-Votes
18,598,809	340,840	0	0

On December 9, 2022, to effectuate the Redemption Limitation Amendment, the Board filed with the Secretary of State of the State of Delaware the Charter Amendment. The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by the terms of the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Proposal 3

The proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the Extension Amendment, was not presented at the Special Meeting, as the Extension Amendment received a sufficient number of votes required for approval.

Item 8.01 Other Events.

Stockholders elected to redeem an aggregate of 17,188,668 shares of Class A Common Stock, representing approximately 99.6% of the issued and outstanding Class A Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2022

Arbor Rapha Capital Bioholdings Corp. I

By:	/s/ Ivan Kaufman
Name: Ivan Kaufman
Title: Chief Executive Officer